SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2020

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 28, 2020, each of Steven D. Barnhart, Joel Brooks, and William J. Reilly, Jr., resigned from the Board of Directors (the “Board”) of USA Technologies, Inc. (the "Company") effective on the same date. None of the foregoing resignations was because of a disagreement with the Company on any matter related to its operations, policies or practices.

On February 28, 2020, and effective on such date, the employment of Matthew McConnell, the Company’s Chief Operating Officer, was terminated.

(c)

Donald W. Layden, Jr.

The Board has appointed Donald W. Layden, Jr., age 61, as the President and Chief Executive Officer of the Company (“CEO”), effective February 28, 2020. Mr. Layden has been a member of the Board since April 8, 2019, and served as the interim CEO of the Company since October 17, 2019 and the non-executive Chair of the Board since November 11, 2019.

On February 28, 2020 (the “Effective Date”), the Company and Mr. Layden entered into an employment agreement (the “Employment Agreement”) that replaced his prior employment agreement with the Company by which he will serve as President and CEO of the Company. Mr. Layden will receive an annual base salary of $700,000 and will be eligible to receive a target annual incentive cash bonus equal to 100% of his base salary. For the current fiscal year, such bonus shall be prorated for the period beginning on the Effective Date and ending on June 30, 2020. Mr. Layden was granted a long-term incentive award consisting of 186,916 shares of restricted common stock of the Company, vesting over 4 years of continued service. Mr. Layden will not be eligible to be considered for any future grant of an equity-based long-term incentive award until the completion of the Company’s fiscal year ending June 30, 2021. If Mr. Layden’s employment with the Company is terminated by the Company without cause or if Mr. Layden resigns for good reason, he would receive his continued base salary and target bonus over an 18-month period. If a termination without cause or resignation for good reason occurs upon or within 13 months following a change in control, then he would receive a lump sum payment equal to 2.5 times his annual base salary and his target bonus and all unvested equity awards would become vested.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

There is no arrangement or understanding with any other person pursuant to which Mr. Layden was appointed as the President and CEO, and there are no family relationships between Mr. Layden and any director or executive officer of the Company. Additionally, there are no transactions involving Mr. Layden that would be required to be reported under Item 404(a) of Regulation S-K.

Michael Wasserfuhr

The Board has appointed Michael Wasserfuhr, age 54, as the Chief Financial Officer of the Company, effective February 28, 2020.

Michael Wasserfuhr most recently served as Principal and founder of Michael Wasserfuhr Business Transformation LLC, and since November 2019 has served as interim Chief of Staff to Mr. Layden, the Company’s CEO. Prior to this, Mr. Wasserfuhr served as Senior Vice President Finance and Chief Financial Officer of Vesta Corporation from 2016 to 2017, Senior Vice President Finance and Chief Financial Officer of Worldpay US in 2015, and Senior Vice President Finance & Chief Financial Officer at Ingenico North America from 2011 to 2015. Earlier in his career, he served as Vice President, Finance and Chief Financial Officer of Putzmeister America, Inc. from 2007 to 2010, and as Vice President, Finance and Chief Financial Officer of TUV Rheinland of North America from 2000 to 2007. Mr. Wasserfuhr is a registered CPA. He earned a Ph.D. and an M.B.A. from Justus-Liebig-Universitaet, Germany.

 Mr. Wasserfuhr will receive an annual base salary of $350,000 and participate in the short-term incentive bonus plan and long-term incentive stock plan established for the executive officers of the Company. If all of Mr. Wasserfuhr’s target goals are achieved under the short-term incentive plan, he would earn a cash bonus equal to 50% of his base salary, and if all the target goals are achieved under the long-term incentive stock plan, Mr. Wasserfuhr would be awarded shares of common stock having a value equal to 100% of his base salary. Mr. Wasserfuhr was granted an equity award consisting of restricted common stock of the Company with a value of $140,000. The shares vest as follows: one-third on the first anniversary of the date of grant; one-third on the second anniversary of the date of grant; and one-third on the third anniversary of the date of the grant. The award will be evidenced by and subject to the Company’s standard restricted stock award agreement and subject to the terms of the Company’s equity incentive plan.

There is no arrangement or understanding with any other person pursuant to which Mr. Wasserfuhr was appointed as the Chief Financial Officer, and there are no family relationships between Mr. Wasserfuhr and any director or executive officer of the Company. Additionally, there are no transactions involving Mr. Wasserfuhr that would be required to be reported under Item 404(a) of Regulation S-K.

(d)  The Board has appointed each of Kelly Ann Kay and Sunil Sabharwal to serve as a director of the Company, effective February 28, 2020. Ms. Kay will serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Sabharwal has been appointed as the non-Executive Chair of the Board. Each of Ms. Kay and Mr. Sabharwal will receive the standard annual remuneration for non-employee directors and the Company and each of them will enter into an indemnification agreement. In addition, on February 28, 2020, each of Ms. Kay and Mr. Sabharwal was granted an equity award consisting of restricted common stock of the Company with a value of $90,000. The shares vest on the first anniversary of the date of grant and the award will be evidenced by  the Company’s standard restricted stock award agreement and be subject to the terms of the equity incentive plan.

Kelly Ann Kay

Ms. Kay has been the Executive Vice President and Chief Financial Officer at Toyota Research Institute, Inc. (“TRI”) since September 2018, and was the Chief Operating Officer of TRI from February 2017 to September 2018. Since July 2017, Ms. Kay has served on the Board of Directors of Toyota AI Ventures, a venture capital subsidiary of TRI. Prior thereto, Ms. Kay served as the Vice President of Business Operations at Lyft, Inc. from May 2015 to January 2017 and as Vice President of Compliance at Lyft, Inc. from May 2015 to October 2015. From May 2014 to March 2015, Ms. Kay served as President and Chief Operating Officer at Yapstone, Inc., an electronic payments company, where she was General Counsel and head of risk from December 2012 to May 2014. From October 2011 to December 2012, Ms. Kay was Deputy General Counsel of the non-profit Wikimedia Foundation. From September 2010 to July 2011, Ms. Kay was the public policy and regulatory head for Asia Pacific, Middle East, and Africa at MasterCard Incorporated. Ms. Kay served as the International Legal and Compliance Director for PayPal Pte Ltd. (“PayPal Asia”), a subsidiary of PayPal, Inc., from November 2005 to December 2009, and as the Associate General Counsel at PayPal, Inc. between 2000 and 2009. From May 2000 to November 2005, Ms. Kay was the Senior International Counsel at eBay, and Chief of Staff to eBay’s General Counsel. Prior thereto, Ms. Kay served as the Vice President, Legal, at Wingspan Bank from 1999 to 2000, and as Regulatory Attorney and Assistant Vice President, Legal, at Banc One Corporation between June 1997 and April 2000. Ms. Kay received a Juris Doctor degree from Capital University Law School in 1998 and a Bachelor of Arts degree in English from Ohio State University in 1994.

Sunil Sabharwal

Mr. Sabharwal is the President of Payments International LLC, a venture capital and private equity firm, which he founded in 2008.  Since January 2020, Mr. Sabharwal has served on the Board of Directors of Payscout Inc., a private global payment provider. Since December 2019, Mr. Sabharwal has served on the Board of Directors of Finexio, a private accounts payable solutions provider. From March 2016 to April 2018, Mr. Sabharwal served as the U.S. Alternate Executive Director for the International Monetary Fund (IMF), and in this capacity represented the US on the Executive Board of the IMF. From December 2003 to 2006, Mr. Sabharwal served as Senior Vice President of the Strategic Investment Group at First Data Corporation/Western Union, a public financial services company. Mr. Sabharwal served as board chairman, adviser and board member of the following entities: Earthport plc, a UK public cross-border payments company, from September 2018 to June 2019; Paysafe Group, a private “online wallet” provider, from 2014 to 2015; Ogone, a private e-commerce payments platform, from January 2011 to April 2013; easycash GmbH, a private electronic transaction provider, from January 2007 to December 2009; Iris Analytics, a private fraud solutions provider, between 2006 and 2016. Between 1999 and 2003, he also served as a board member of multiple GE Equity portfolio companies, including Euromedic, Mosaic, Travelprice, iMediation and InterCom. During 1996 and 1998 he was also a member of the Advisory Board of the Advent Central & East European (CEE) Fund, a PE fund active in investing in the CEE region. Mr. Sabharwal was also a principal banker at the European Bank for Reconstruction and Development in London, United Kingdom, and Budapest, Hungary, from January 1997 to August 2003, and an employee in corporate finance at Coopers & Lybrand from January 1990 to January 1992. Mr. Sabharwal received a Master of Science degree in management from London Business School in 1996 and a Bachelor of Science degree in business administration from Ohio State University in 1988.

There is no arrangement or understanding with any other person pursuant to which either Ms. Kay or Mr. Sabharwal was appointed as a director, and there are no family relationships between either of them and any director or executive officer of the Company. Additionally, there are no transactions involving either of them that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On March 2, 2020, the Company issued a press release announcing certain of the matters described above.  Such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement dated February 28, 2020, by and between the Company and Donald W. Layden, Jr.

Exhibit 99.1	Press Release, issued March 2, 2020

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: March 2, 2020	By:	/s/ Donald W. Layden, Jr.
Donald W. Layden, Jr.,
Chief Executive Officer